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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of Report (Date of earliest event reported)
                                November 14, 2000

                            NTN COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                001-11460                      31-1103425
    (State or Other Jurisdiction of             (Commission File Number)          (I.R.S. Employer
     Incorporation or Organization)                                              Identification No.)

         5966 LA PLACE COURT
         CARLSBAD, CALIFORNIA                                                            92008
(Address of Principal Executive Offices)                                               (Zip Code)

                                                    (760) 438-7400
                                   (Registrant's telephone number, including Area Code)

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ITEM 5. OTHER EVENTS.

On November 14, 2000, NTN Communications, Inc. reported that it had completed the sale in a private placement to two accredited investors of an aggregate of 1,218,584 restricted shares of its common stock at a price of $1.64125 per share and warrants to purchase a total of 609,292 shares of common stock exercisable at $1.64125 per share (subject to downward adjustment at six month intervals). If the company does not raise an additional $5.0 million in capital within six months, the accredited investors will be able to exercise warrants for an additional 609,292 shares of common stock also at an exercise price of $1.64125 per share (also subject to downward adjustment at six month intervals). The warrants expire three years from the date the warrants were initially exercisable. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

ITEM 7. EXHIBITS.

      Exhibit
      Number            Description
      -------           -----------
        99.1            Press release dated November 14, 2000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NTN COMMUNICATIONS, INC.

                                        By:   /s/ Zach Vela
                                           ---------------------------------
                                           Zach Vela
                                           Chief Financial Officer

Date:  November 15, 2000



                                      S-1
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                                 EXHIBIT INDEX

      Exhibit
      Number            Description
      -------           -----------
        99.1            Press release dated November 14, 2000.